Exhibit 21.1

Subsidiaries of the Company

Microtech Leasing Corporation, New Jersey;

Interpool Merger Corporation, Delaware;

Trac Lease, Inc., Delaware;

Military Transport, Inc., Delaware;

Interpool Services, Inc., (Delaware);

Interpool Chassis Funding L.L.C., Delaware;

Interpool Limited, Barbados;

Interpool Finance, Inc., Delaware;

Railpool, Inc., Delaware;

Microtech Holding Corp., Delaware;

Interpool Acquisition L.L.C., Delaware;

DataTrac Services, Inc., Delaware;

WMII Corp., Delaware;

Transact Corp., Delaware;

Interpool Funding Corp. I SRL, Barbados;

Interpool Finance Corp., Cayman Islands;

Interpool (Hong Kong) Ltd., Hong Kong;

Interpool N.V., Netherlands Antilles;

CAI-Interpool, LLC, Delaware;

Personal Computer Rental Corporation, Delaware;

Interpool Funding Corp II, Delaware;

Interpool B.V., Netherlands (Rotterdam);

Computer Rental Corporation of America, Inc., a Delaware corporation;

Interpool (UK) Limited, a United Kingdom;

CTC Equipment AG, Switzerland (Basel);

Interpool (S) PTE, (Singapore);

Interpool Containers N.V., Netherlands Antilles;

Interpool Benelux B.V., Netherlands (Rotterdam);

Interpool Containers, Inc., (Delaware);

CTC Container Trading (UK) Limited, United Kingdom (Aberdeen);

Chassis Holdings I LLC, Delaware.